Schedule A

Reporting Persons	Related Persons		Occupation	Addresses
Reading Capital Ltd. By: Tsahi Avraham	Tsahi Avraham		Equity fund; CEO and owner	144 Menachem Begin St, TLV
Yaron Shidlo			Attorney	121 Menachem Begin st., Azrieli Srona tower, Tel Aviv 6701203 Israel
Ran Gritzerstein			CEO of Titra Ltd, Tel Aviv, Israel	4 Imber St, Tel Aviv Israel 6436202
Barak Capital Ltd.	(through	The CEO	Proprietary	9 Ehad
	wholly	is Eyal	trading	Ha’am St.
	owned	Bakshi		Tel Aviv
	subsidiaries)	and the		6525101
	which is	directors		Israel
	incorporated	are Eyal
	in Israel. The	Bakshi,
	ultimate	Dan
	beneficiaries	Harari
	of Barak	and
	Capital Ltd.	Eyal
	are Eyal	Fahima.
Shlomo
Bakshi
and Roni-
Bracha
Bakshi.

Idan Bakal			Agricultural farm owner	Tur Malka 6 Apt 2, Zip Code: 6731605 Tel Aviv
Shira Bakal			Supervisor in advertising, Company	5 Nissim Aloni, Tel Aviv.
Avraham Bekel			Agronomist	4 ITZCHAK SADE ,Hod Hasharon
Creative Value Capital Ltd.	Daniel Saar		limited partnerships of investments; managing partner	17 Aloni Nisim St Tel Aviv 6291938
Rotem Shimoni			Independent Industrial and Management Engineer	11 Hashahar St., Hod Hasharon
Nave Serbal Ltd.	Gadi Hazan		Investment company; Manager	Yitzhak Grazhini 6 Tel Aviv Israel
Dan Tzafrir
Davidian Brosh Entrepreneurship Ltd	Haim Davidian		investments	Tel Aviv 17 Arlozorov st. Israel
Matan Har Noy			Computer Science	1 Haviva reik St., Ramat Gan
Carmit Shemesh			Worked at the Hod HaSharon municipality	Hod Hasharon Hashahar St. 10.
Idea L.P.	Hedge Fund GP Ltd.	Moshe Arkin	hedge fund; Director of Arkin Hedge Fund GP Ltd. (General Partner of IDEA LP)	11 Hamenofim St Herzliya Israel

Simon Sivan					Civil Engineer	11 Hashahar St., Hod Hasharon
More Provident Funds and Pension Ltd.	YD More Investments Ltd.	B.Y.M. MOR INVESTMENTS LTD holds 30.11% of YD More	Yosef Meirov holds 50%, Dotan Meirov 25%, Michael Meirov 25% of BYM MOR	Yosef Levi is founder and Co-CEO. Eli Levy is CO-CEO	Pension fund; owners	Ben Gurion Road 2 Ramat Gan, Israel
Sparta 24 Ltd.	Alon Gonen				Investment Company; Director	5 Milchemet Sheshet Hayamim Tirat Carmel, 3910301

YAZ investment and properties LTD	Yehuda Tzadik				Real Estate & investment, Yehuda Tzadik is the controlling shareholder	24 Lilienblum st. Tel Aviv Israel, and 43 Hagilgal st. Ramat Gan, Israel
Mazuz and Wieselberger Genesis Investments, Limited Partnership Sivan